UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 31, 2006

(Date of earliest event reported)

SATELLITE NEWSPAPERS CORP.

(Exact name of registrant as specified in its charter)

Nevada --------------------------------	000-26607 --------------------------------	88-0390828 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2140 South Dixie Highway, Suite 303

Miami, Florida 33133

(Address of principal executive offices) (Zip Code)

(305) 858-1493

(Registrant’s telephone no., including area code)

-------------------------------------

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

FORWARD-LOOKING STATEMENTS. This current report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve risks and uncertainties. In addition, the Registrant (Satellite Newspapers Corp., a Nevada corporation, and its subsidiaries) may from time to time make oral forward-looking statements. Actual results are uncertain and may be impacted by many factors. In particular, certain risks and uncertainties that may impact the accuracy of the forward-looking statements with respect to revenues, expenses and operating results include without imitation; cycles of customer orders, general economic and competitive conditions and changing customer trends, technological advances and the number and timing of new product introductions, shipments of products and components from foreign suppliers, and changes in the mix of products ordered by customers. As a result, the actual results may differ materially from those projected in the forward-looking statements.

Because of these and other factors that may affect the Registrant's operating results, past financial performance should not be considered an indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

On March 31, 2006, the Registrant’s subsidiary Satellite Newspapers Suisse GmbH of Zug, Switzerland entered into a binding Secured Debenture Purchase Agreement which closed on the same date with Media Finance en Suisse Holding GmbH whereby the Registrant sold $2,700,000 original principal amount of Series A Premium Secured Convertible Debenture (the “Debenture”) and its two subsidiaries Satellite Newspapers Content BV and Satellite Newspapers Trading BV for a total aggregate consideration of Two Million Seven Hundred Thousand ($2,700,000) U.S. Dollars.

Media Finance en Suisse Holdings GmbH paid for the Debentures and the two subsidiaries when it transferred to Satellite Newspapers Suisse GmbH all its validly issued and subsisting patents relating to the manufacture of the Kiosks, which patents are registered in the United States of America bearing registration numbers 5,860,362 (referred to herein as the “Patents”), and of confidential and proprietary know-how relating to the practice of the Patents and to the manufacture of the articles described in the Patents that was owned by Media Finance en Suisse Holdings GmbH and is valued in excess of Two Million ($2,000,000) US Dollars and its current receivables totaling Seven Hundred Thousand ($700,000) U.S. Dollars.

The Debentures are in the principal amounts of Two Million Seven Hundred Thousand ($2,700,000) US Dollars, bear interest at the annual rate of Eight (8%) Percent and are convertible into the number of shares of Satellite Newspapers Corp. (the Registrant) at the conversion rate of $0.005 per share or 50% of the market price if the stock trades below $0.005.

As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the obligations and in order to induce Media Finance en Suisse Holdings GmbH to enter into this Agreement, the Registrant assigned, conveyed, mortgaged, pledged, hypothecated and transferred to the Media Finance en Suisse Holdings GmbH and granted to Media Finance en Suisse Holdings GmbH a security interest in all the issued and outstanding shares of Satellite Newspapers Suisse GmbH owned by the Registrant.

If any Event of default shall occur and be continuing, Media Finance en Suisse Holdings GmbH has the right to take title to, seize, assign, sell, and otherwise dispose of the collateral shares, or any part thereof, either at public or private sale, in lots or in bulk, for cash, credit or otherwise, with or without representations or warranties, and upon such terms as shall be reasonable.

In addition, all inter-company payables and receivables between the Registrant and its two former subsidiaries Satellite Newspapers Content BV and Satellite Newspapers Trading BV have been eliminated as of this date as part of this transaction.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Document Description

10.	Secured Debenture Purchase Agreement dated March 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATELLITE NEWSPAPERS CORP.

(Registrant)

Date: April 3, 2006	By: /s/ JERRI PALMER

Jerri Palmer

Chief Executive Officer

(Duly Authorized Officer)

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